UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER ITEMS

The Registrant is filing this Form 8-K to disclose the impact of the adoption of a new accounting standard (ASU No. 2011-05, as amended by ASU No. 2011-12) on its historical financial statements in the Registrant's most recent Annual Report on Form 10-K. ASU No. 2011-05, which the Registrant adopted beginning with its fiscal quarter ended March 31, 2012, requires, among other things, that the Registrant retrospectively report additional information related to the presentation of total comprehensive income, namely net income, the components of other comprehensive income, total other comprehensive income, and total comprehensive income on the face of the financial statements, either in a single continuous statement of comprehensive income or in two separate but consecutive statements.

The following table presents selected components of the unaudited Consolidated Statements of Comprehensive Income for the Registrant for each of the two years ended December 31, 2011 and 2010 and should be read in conjunction with the information in the Registrant's 2011 Annual Report on Form 10-K.

ASURE SOFTWARE, INC.
Consolidated Statements of Comprehensive Income
Unaudited
(In thousands)

	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Net loss
Other comprehensive income:	$(649)	$(1,137)
Foreign currency (loss) gain	(98)	40
Total Comprehensive (loss)	$(747)	$(1,097)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: July 23, 2012                                                                  By /s/ David Scoglio
David Scoglio
Chief Financial Officer